UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 9, 2009

Global Peopleline Telecom Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26559	330-751560
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	( I.R.S. Employer Identification)

407-1270 Robson Street,
Vancouver, B.C., Canada V6E 3Z6

(Address of principal executive offices, including zip code)

(604) 632-9638

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

On February 6th, 2009, Global Peopleline Telecom Inc. (the Company) was notified of the resignation of its independent registered public accounting firm, Moore & Associates ("Moore"), effective as of this date. The Company accepted the resignation of Moore upon receipt of the notification and has commenced a search for a new independent public accounting firm.

During the Company's two most recent fiscal years ended December 31, 2008 and 2007 and any subsequent interim period preceding February 6, 2009, the Company did not consult with Moore on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and Moore did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Since its engagementon October 20th, 2008 till the date of its resignation, there were: (i) no disagreements between the Company and Moore on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Moore, would have caused Moore to make reference to the subject matter of the disagreements in their reports on the Company's financial statements for such period, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

A copy of a letter addressed to the Securities and Exchange Commission stating whether or not Moore agrees with the above statements is filed as Exhibit 16.1. The Resignation Letter is filed as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
16.1	Letter addressed to the Securities and Exchange Commission from Moore
99.1	Auditor Resignation Letter from Moore

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Global Peopleline Telecom Inc.

 February 12, 2009
By:
/s/XiaoQing Du

XiaoQing Du

President